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                                 Exhibit 10.10
                                 -------------

                             Distribution Agreement
hereinafter referred to as the Agreement, concluded in Warsaw on October 16th, 2000 between:

UDV Polska limited liability company domiciled in Warsaw, ul. Wooska 16, registered in the District Court of the capital city of Warsaw, 16th Commercial Registry Department under RHB number 37069, with initial capital in the amount of PLN 11,358,137, with Management Board in the following composition: Christian Van Der Haagen, Ingrid Tatham, Piotr amojda and Mirosawa Gorniesiewicz, represented by: Piotr amojda - Finance Director and Miroslawa Gorniesiewicz - Sales Director, hereinafter referred to as the Company,

and

CAREY AGRI domiciled in WARSAW registered in District Court of the capital city of Warsaw, 16th Commercial Registry Department under RHB number 23244 with initial capital in the amount of PLN 33,567,150, with Management Board in the following composition: J. PETERSON, W.V. CAREY, E. EVANGELOU, E. KUSNIEREK, represented by WILLIAM V. CAREY,

or

........ conducting commercial activities as firm ..... domiciled in ..., entered into commercial registry of the Office under number ....., hereinafter referred to as the Distributor

whereas Polska Sp. z o.o. is a company operating on the Polish market, a distributor of world class alcohol products, and that the party intends to start a collaboration and as a part of the collaboration to strengthen the position of UDV products on the Polish market, to the mutual benefit of the Parties

THE PARTIES HAVE AGREED AS FOLLOWS:
-----------------------------------
                                      (S)1
                                  Definitions
"Price List" - list of products offered by the Company containing the current prices.

"Products" - products offered by the Company, listed in the Price List, available in the Company's warehouse and sold by the Company to the Distributor for prices including customs duties and other import fees as well as the excise tax and VAT tax.

"Parties" - the Company and the Distributor jointly, the Company and the Distributor may be referred to separately as the "Party."

"Territory" - is the territory of the Republic of Poland covered by the Distributor's commercial network.
                                      (S)2
                            Object of the Agreement
1. On October 16th, 2000 the Company grants the right to use the name of Authorized Distributor of UDV Polska Products to the Distributor.
2. The status of an Authorized Distributor of UDV Polska Products will be valid only during the period of this agreement.
3. The Company may grant the status of an Authorized Distributor of UDC Polska Products also to other entities selling the Products at the Territory. The Distributor shall not issue any claims towards the Company in such case.
4.   No particular region of the territory is assigned to the Distributor.
                                     (S) 3
                        Distributor's Rights and Duties
1. The Distributor has the right to use the title of "Authorized Distributor of UDV Polska Products."
2. The Distributor has the right to participate in all pan-national promotional campaigns organized by the Company and aimed at the Distributors.
3. The Distributor will receive available support in the scope of promotional materials, supporting the sale of Products.
4.   During the period of the Agreement the Distributor is obligated to:
     a)  procure Products only and exclusively from the Company warehouse,
     b) maintain a reserve of all Products at a level satisfying all current and expected levels of sale, including completing orders submitted to the Distributor by the Company's sales representatives,
     c) provide the Company representative [at his request] with current warehouse stock data as well as information regarding the Product sales,
     d) sell and distribute the Products on the territory covered with proper diligence,
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     f)  to refrain from making offers and selling Products to retailers supplied directly by the Company. Current information on retailers supplied directly by the Company may be obtained from a UDV representative.
                                     (S) 4
                  Protection of Company' Intellectual Property
1. No provision of this agreement may constitute a basis for transferring any rights to trademarks, product names, advertising slogans or Product copyrights exclusively owned by the Company to the Distributor.
2. The Distributor obligates to keep information and documents obtained in any way from the Company confidential. Using, disclosing or transferring information and/or documents constituting Company secret shall constitute a sufficient basis for immediate termination of collaboration and to request repairing damages done and to use other rights assigned by the law or this Agreement.
                                     (S) 5
                            Period of the Agreement
1.   This agreement shall be concluded for indefinite period.
2. This agreement may be terminated by each of the parties with one-month period of notice. On the date of agreement termination the Distributor loses the all rights granted to an Authorized Distributor of UDV Polska Products.
                                     (S) 6
                                   Procedures
1. During the signing of this Agreement the Distributor is obligated to provide the Company with the following documents:
     a)  Minister of Economy's permission for spirit product wholesale turnover,
     b)  Tax Office's certificate of lack of tax arrears,
     c) decision about assigning a NIP number together with a VAT tax status declaration,
     d) current bank opinion, in which the primary bank account of the Distributor is kept,
     e) F-01 report and balance sheet (F-02) for the current and preceding year with appendices,
     f) certificate of competent ZUS branch about lack of social security premium arrears,
     g) in the case of commercial code companies - extract from the commercial registry, in the case of civil partnership - company agreement and certificate of entry in the registry of commercial activities, in the case of a natural person conducting commercial activities - confirmation of entry in the registry of commercial activities.
2. Every quarter of a year (by 30th day of the month following a given quarter) the Distributor is obligated to provide a Company representative with a quarterly F-01 report, and every year by the end of February - with a F-02 report.
3. The Company obligates to keep all information and documents obtained from the Distributor confidential.
4. The date of receiving the dues on the Company's bank account will be treated as the date of payment.
5.   The Company sets the minimum quantity of single order at 60 carton boxes.
6. Risk of accidental loss or damaging the merchandise is transferred to the Distributor the moment the merchandise is released to him. From that time on the Distributor is responsible for possible destruction or damaging of the Products.
                                     (S) 7
                                Final Provisions
1. This Agreement is an agreement binding both Parties and waives all possible arrangements and agreements concluded earlier by and between the Parties.
2. Any disputes resulting from the execution of the Agreement, impossible to be solved amicably, shall be settled in common court in the domicile of the Company.
3. Issues not provided for by this Agreement are governed by the provisions of the Civil Code.
4. This Agreement was drafted in two identical copies one for each of the Parties and duly signed by authorized representatives of both Parties.
                      COMPANY                  DISTRIBUTOR
                (stamp and signature)     (stamp and signature)
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Annex no. 1 to agreement of 16/10/00
regarding the form of guarantee of receivables.
1. Total amount of receivables due to the Company from the Distributor resulting from the purchase of Products may not exceed PLN 8,000,000 (gross) ("credit limit").
2. The Company reserves a right to change the amount of credit limit in justified instances.
3. As a form of a guaranteeing Company's receivables the Company shall receive a blank bill with a bill declaration from the Distributor at the signing of the agreement.
4. In justified instances the Company may request the Distributor to provide an additional guarantee.
This annex was drafted in two identical copies one for each of the parties.
                      COMPANY                  DISTRIBUTOR
                (stamp and signature)     (stamp and signature)
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Annex no. 2 to the agreement of 16/10/00
regarding the discount system for Smirnoff Red, Smirnoff Citrus, Smirnoff Berry products.
1.    Object of the annex
The object of the annex are discounts granted by the Company for Smirnoff Red, Smirnoff Citrus, Smirnoff Berry products.
2.    Types of discounts
1.    Discount for turnover
      ---------------------
The Distributor receives the following discounts depending on the average monthly net purchase in the period of preceding 12 months.

..    under PLN 29,999             0%

..    PLN 30,000 - PLN 59,999      2%

..    PLN 60,000 - PLN 119,999   2.5%

..    PLN 120,000 - PLN 199,999    3%

..    PLN 200,000 - PLN 299,999  3.5%

..    PLN 300,000 - PLN 499,999    4%

..    over PLN 500,000           4.5%


This type of discount is granted on the invoice for the period between signing the agreement and June 30th, 2001. After this date the discount value will be subjected to verification and shall be granted for the following period of at least one quarter of a year.

The Company reserves a right to change the discount thresholds.
The Company obligates to inform about changing the discount thresholds with a 14-day period of notice.

2.  Discount of accomplishing the sales plan
    ----------------------------------------
The Distributor will receive a discount for accomplishing the sales plan in the quarterly amount of 2% of invoiced net turnover for accomplishing the sales plan.

The discount is paid out retrospectively (rectifying invoice) by the 14th working day following the quarter to which the sales plan applied.

The payment of the entire discount depends on accomplishing the minimum of 100% of the quarterly sales plan of Smirnoff Red vodka. The sales plan will be defined for individual entities within the CEDC group. The plan will be considered to be accomplished if it is accomplished by the entire CEDC group jointly.

3.  Business Development Fund (FRB)
    -------------------------------

The Distributor will receive 1% discount supporting the Product distribution in the gas station as well as bar and restaurant distribution channel. The discount is granted on the invoice.

In the month preceding a following quarter a joint agreement (between the Company representatives and the Distributor) is reached determining the Distributor's activities in the scope of Product distribution support. The Distributor obligates to present quarterly sales results, a complete list of receivers and activities in these channels.

4.  Period of payment
    -----------------
The valid period of payment for products covered in this Annex is the period of 50 days after the date of issuing the invoice.

This annex was drafted in two identical copies one for each of the Parties.
                      COMPANY                  DISTRIBUTOR
                (stamp and signature)     (stamp and signature)
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Annex no. 3 to agreement of 16/10/00
regarding the discount system for imported products in the sales offer of UDV Polska.
1.    Object of the annex
The object of the annex includes daily discounts granted for products imported by the Company and for the Malibu brand.
2.    Types of discounts
1.    Discount for turnover
      ---------------------
The Distributor receives the following discounts depending on monthly net purchases in the period of preceding 12 months.

Average monthly net purchasers
in the preceding 12 months:       Discount

..     under PLN 49,999                   1%

..     PLN 50,000 - PLN 69,999          1.5%

..     PLN 70,000 - PLN 89,999            2%

..     PLN 90,000 - PLN 109,999         2.5%

..     PLN 110,000 - PLN 129,999          3%

..     PLN 130,000 - PLN 149,999        3.5%

..     PLN 150,000 - PLN 169,999          4%

..     PLN 170,000 - PLN 199,999        4.5%

..     over PLN 200,000                   5%


This type of discount is granted on the invoice for the period between signing the agreement and June 30th, 2001. After this date the discount value will be subjected to verification and shall be granted for the following period of at least one quarter of a year.

The Company reserves a right to change the discount thresholds.
The Company obligates to inform about changing the discount thresholds with a 14-day period of notice.

2.  Discount for accomplishing the sales plan
    -----------------------------------------

The Distributor receives an additional discount for all products imported by the Company and for the Malibu brand in the amount of 2% of the value of invoiced net turnover, for accomplished quantity sales plan for Johnnie Walker Red Label. The sales plan will be determined for individual entities within the CEDC group. The Plan will considered to be accomplished if the entire CEDC group accomplishes it jointly.

Discount for accomplishing the sale plan is paid retrospectively (rectifying invoice) by the 14th working day following the quarter to which the sale plan applies.

The payment of the entire discount for the accomplishing the sales plan depends on accomplishing the minimum of 100% of the quarterly sales plan.

3.  Business Development Plan (FRB)
    -------------------------------

The Distributor receives 1% of the discount used for supporting distribution of Products in the gas station as well as bar and restaurant channels. The Discount is granted on the invoice.

In the month preceeding a quarter of a year an joint agreement (between a Company representative and the Distributor) is reached determining the Distributor's activities in the scope of supporting the Products distribution. The Distributor obligates to provide quarterly sales results, a complete list of receivers and activities in these channels.

4.  Period of payment
    -----------------
The valid period of payment for products covered in this Annex is the period of 40 days after the date of issuing the invoice.

This annex was drafted in two identical copies one for each of the Parties.
                      COMPANY                  DISTRIBUTOR
                (stamp and signature)     (stamp and signature)

Annex no. 4 to agreement of 16/10/00
regarding payments

1. In the case of defaulting with payments for more than 5 days by any of the entities within the CEDC group, the Company reserves a right to suspend deliveries to the entire CEDC group till the time the debt is settled.

Statutory interest will be charged on each invoice not paid in the period of 5 days after the maturity date for the entire period of default i.e. from the maturity date.

This annex was drafted in two identical copies one for each of the Parties.
                      COMPANY                  DISTRIBUTOR
                (stamp and signature)     (stamp and signature)

Annex no. 5 to agreement of 16/10/00
regarding Product sale prices
1.   Object of the annex
The object of the annex is to agree the Distributor's price policy for the Products.
2.   General provisions
1. Product prices binding the Parties are determined on the basis of the Company's current price list.
2. If the Company changes the price list it is obligated to inform (by fax or letter) the Distributor about the planned change of prices 14 days before the new price list enters in force.
3. The Distributor is obligated to comply with the retail unit price (provided on the invoice for the retailer) at a level not higher than the price recommended by the Company.
4. The Company reserves a right to examine invoices documenting the sale of Products.

This annex was drafted in two identical copies one for each of the Parties.
                      COMPANY                  DISTRIBUTOR
                (stamp and signature)     (stamp and signature)

Annex no. 6 agreement of 16/10/00
regarding terms of deliveries and complaints regarding products of incomplete value purchased from the Company.
1.   Object of the annex
The object of the annex is the procedure of deliveries and complaints regarding products purchased from the Company.
1.   Merchandise delivery procedure
1. Orders are submitted to the Company Representative or Customer Service Department each working day before 13:00. Orders are completed within the credit limit defined in Annex no.1.
2. The carrier company receives instructions regarding a client's order by 16:00 of the same day.
3. Orders from wholesale warehouses located within 100km radius around Warsaw are completed in the period of 24 hours from the time the instructions are transferred to the carrier.
4. Orders from wholesale warehouses located outside the 100km radius around Warsaw are completed in the period of 48 hours from the time the instructions are transferred to the carrier.
5. If the deliveries are not made on time the "Delivery Date Complaint" form constituting appendix no.1 to this annex should be completed and sent to UDV to the fax number 022 640-92-09.
2.   Merchandise return and complaint procedure
1. The distributor is obligated to verify the compliance of merchandise received with the order and waybill issued by the Company as well as to generally inspect the merchandise in terms of quality.
2. Merchandise of incomplete value is returned by the Distributor to the Company's driver at the time of accepting the merchandise or during the following delivery. Merchandise may be returned only with Company form "Quality Defect Complaint", which constitutes appendix no.2 to this Annex. Lack of completed form "Quality Defect Complaint" results in rejecting the complaint.
3. Merchandise may be returned in the period of 3 months after the date of product purchase. Return document must contain number and date of the waybill issued by the Company to which the return applies as well as other remaining information contained in the "Quality Defect Complaint" form. Compliant must be submitted to a Company representative who is obligated to inspect the product and after approval to sign the complaint document. Then after completing the document photocopies have to be returned to the Company's sales representative, who has to send it to UDV Customer Service Department.
4. The complaint is examined in the period of seven days after the date of returning the merchandise to the Company's warehouse. If it is accepted the Customer Service Department issues a rectifying invoice. If the complaint is rejected the merchandise is returned to the Distributor in the following delivery.
5. If a delivery lacks merchandise, despite it being listed on the waybill the "Quality Defect Complaint" form has to be completed in the driver's presence and after being signed by the carrier the form must be sent to UDV to the following fax no. 022 640-92-09.
6.   This annex was drafted in two identical copies one for each of the Parties.
                      COMPANY                 DISTRIBUTOR
                (stamp and signature)     (stamp and signature)